UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 15, 2020, Eiger BioPharmaceuticals, Inc. (the “Company”) announced results of the ILIAD Study (Interferon Lambda for Immediate Antiviral Therapy at Diagnosis in COVID-19), an investigator sponsored randomized controlled study of Peginterferon Lambda-1a (“Lambda”) in outpatients with mild COVID-19 conducted at Toronto General Hospital, University Health Network in Toronto, Canada.

The main efficacy outcomes were viral load decline and the proportion of individuals with a negative nasopharyngeal swab for SARS-CoV-2 at Day 7. A total of 60 patients were randomized 1:1 to a single subcutaneous dose of Lambda 180 mcg or normal saline placebo. Patients were followed for 14 days.

The SARS-CoV-2 RNA viral load decline from baseline was significantly greater in the Lambda group than in the placebo group from Day 5 onwards. After controlling for baseline viral load, those treated with Lambda were 4.1-fold (95% CI 1.2-16.7, p=0.029) more likely to clear by Day 7 than those in the placebo arm. For those with baseline viral load > 6 log copies/mL, the proportion negative at Day 7 in the Lambda group was 15 of 19 (79%) compared to 6 of 16 (38%) in the placebo group (p=0.013). This difference translated into a median time to clearance of 7 days with Lambda compared to 10 days in the placebo group (p=0.038). Consistent with recently reported studies, there was no difference in time to clearance in patients with low baseline viral loads < 6 log copies/mL: 13 of 14 (93%) in the placebo arm and 9 of 11 (82%) in the Lambda arm were negative by Day 7 (p=0.40). Across all patients, by Day 7, 24 of 30 patients (80%) in the Lambda group were negative compared to 19 of 30 (63%) in the placebo arm (p=0.15).

Participants with low viral loads also had milder symptoms at baseline with symptoms improving over time in both groups. Lambda was well-tolerated with few adverse events, which included minimal elevations of transaminases which self-resolved.

In September 2020, the Company announced results of another investigator sponsored study of Lambda in outpatients with mild and uncomplicated COVID-19 co-led by Stanford University School of Medicine researchers Upinder Singh, MD, Professor of Medicine and Infectious Diseases and Geographic Medicine and Microbiology and Immunology, and Prasanna Jagannathan, MD, Assistant Professor of Medicine and Infectious Diseases.

The primary endpoint was duration of viral shedding, determined by time to first of two consecutive negative tests for SARS-CoV-2 by qRT-PCR. The secondary endpoint was reducing duration of symptoms and hospitalization in patients with mild COVID-19. A total of 120 patients were randomized 1:1 to a single subcutaneous dose of Lambda or normal saline placebo. Patients were followed for 28 days.

No difference was demonstrated in duration of SARS-CoV-2 viral shedding and time to symptom resolution when compared with placebo. Median time to cessation of viral shedding in both groups was 7 days. Lambda was well-tolerated with few adverse events, which included elevated transaminases which self-resolved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.
Dated: October 15, 2020

	By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer